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                                   EXHIBIT A

                AGREEMENT REGARDING JOINT FILING OF SCHEDULE 13D


         This will evidence our agreement, in accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, that the attached statement on Schedule 13G is filed on behalf of the undersigned.


May 13, 1996                            INVESTMENT CAPITAL CORPORATION


                                        By:   /s/  John H. Lohman, Jr.
                                            ------------------------------------
                                            Name:  John H. Lohman, Jr.
                                            Title: Treasurer



                                        SCI CAPITAL CORPORATION


                                        By:   /s/  John H. Lohman, Jr.
                                            ------------------------------------
                                            Name:  John H. Lohman, Jr.
                                            Title: Treasurer



                                        SCI SPECIAL, INC.


                                        By:   /s/  John H. Lohman, Jr.
                                            ------------------------------------
                                            Name:  John H. Lohman, Jr.
                                            Title: Treasurer



                                        SERVICE CORPORATION INTERNATIONAL


                                        By:   /s/  James M. Shelger
                                            ------------------------------------
                                            Name:  James M. Shelger
                                            Title: Senior Vice President,
                                                   General Counsel and Secretary